Exhibit 4.26

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 15, 2020 (the “Amendment Effective Date”), is made by and among Mesoblast Limited ACN 109 431 870, an Australian listed public company (“Parent” and “Guarantor”), Mesoblast UK Limited, a company incorporated in England and Wales with registered number 07596260 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom (“Mesoblast UK”), Mesoblast, Inc., a Delaware corporation (“Mesoblast USA”), Mesoblast International (UK) Limited, a company incorporated in England and Wales with registered number 09630007 whose registered address is 5 New Street Square, London, EC4A 3TW, United Kingdom (“Mesoblast Intl UK”), Mesoblast International Sàrl, a company organized under the laws of Switzerland (“Mesoblast SUI”) and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement (together with Mesoblast USA, Mesoblast UK, Mesoblast Intl UK and Mesoblast SUI, collectively referred to as the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan and Security Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, the “Agent”).

The Loan Parties, Lender and Agent are parties to a Loan and Security Agreement dated as of March 6, 2018 (as amended by the First Amendment to Loan and Security Agreement dated as of January 11, 2019, the Second Amendment to Loan and Security Agreement dated as of December 17, 2019, the Third Amendment to Loan and Security Agreement dated as of February 25, 2020, and as further amended, restated, modified or otherwise supplemented from time to time, the “Loan and Security Agreement”). The Loan Parties have requested that Lender agree to certain amendments to the Loan and Security Agreement. Lender has agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

Section 1.Definitions; Interpretation.

(a)Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

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Section 2.Amendments to the Loan and Security Agreement. The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(a)New Definitions. The following definitions are added to Section 1.1 in their proper alphabetical order:

“[***] Milestone” means satisfaction of each of the following events: (a) [***], and (b) [***] or [***] has publicly announced that (x) [***]and (y) [***] which, together with clause (x), [***] subject to [***].

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement dated as of the Fourth Amendment Effective Date among the Loan Parties, Agent and Lender, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Fourth Amendment Disclosure Letter” means that certain letter, dated as of the Fourth Amendment Effective Date, delivered by Parent to Agent.

“Fourth Amendment Effective Date” means August 15, 2020.

“Performance Milestone VIII” means satisfaction of each of the following events: (a) [***] and (b) [***] subject to [***].

“Performance Milestone IX” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing and (b) at least two of the following milestones shall have been satisfied: (i) Performance Milestone VIII, (ii) the [***] Milestone, (iii) the [***] Milestone, (iv) the [***] Milestone or (v) the [***] Milestone.

“Performance Milestone X” means satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing and (b) at least three of the following milestones shall have been satisfied: (i) Performance Milestone VIII, (ii) the [***] Milestone, (iii) the [***] Milestone, (iv) the [***]Milestone or (v) the [***] Milestone.

“[***]” means the [***].

[***]

(b)Amended and Restated Definitions. The following definitions are hereby amended and restated as follows:

“Amortization Date” means March 1, 2021; provided however, if the Interest Only Extension Conditions 1 are satisfied, then October 1, 2021; provided further, if the Interest Only Extension Conditions 2 are satisfied, then the Term Loan Maturity Date.

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“Interest Only Extension Conditions 1” means satisfaction of each of the following: (a) no Event of Default shall have occurred and is continuing and (b) Performance Milestone IX shall have been satisfied.

“Interest Only Extension Conditions 2” means satisfaction of each of the following: (a) no Event of Default shall have occurred and is continuing and (b) Performance Milestone X shall have been satisfied.

(c)Section 2.7. Section 2.7 is hereby amended and restated as follows:

“End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender charges of (x) [***] (the “Closing Date End of Term Charge”) and (y) [***] (the “Fourth Amendment End of Term Charge”). Notwithstanding the required payment date of such charges, the Closing Date End of Term Charge shall be deemed earned by Lender as of the Closing Date and the Fourth Amendment End of Term Charge shall be deemed earned by Lender as of the Fourth Amendment Effective Date.”

(d)Section 7.14. Section 7.14 is hereby amended and restated as follows:

“Financial Covenant (Minimum Cash). At all times after the Fourth Amendment Effective Date and prior to achievement of Performance Milestone VIII, the Loan Parties shall maintain Unrestricted Cash in an amount greater than or equal to Four Months Liquidity plus the amount of the Loan Parties’ accounts payable under GAAP or IFRS not paid after the 120th day following the invoice date for such accounts payable, subject to reasonable verification by Agent (including supporting documentation requested by Agent). Upon achievement of Performance Milestone VIII, and at all times thereafter prior to achievement of Performance Milestone X, the Loan Parties shall maintain Unrestricted Cash in an amount greater than or equal to Three Months Liquidity plus the amount of the Loan Parties’ accounts payable under GAAP or IFRS not paid after the 120th day following the invoice date for such accounts payable, subject to reasonable verification by Agent (including supporting documentation requested by Agent). Borrower shall provide Agent evidence of compliance with this Section 7.14 in each Compliance Certificate and upon request in form and substance reasonably acceptable to Agent and supporting documentation reasonably requested by Agent. For the avoidance of doubt, upon achievement of Performance Milestone X and at all times thereafter, this covenant shall no longer apply.”

(e)Section 11.2. Section 11.2 is hereby amended and restated as follows:

“Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or

DMS 17711499.9

permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)If to Agent:

HERCULES CAPITAL, INC.

Attention: [***]

email: [***]

Telephone: [***]

with a copy (which shall not constitute notice) to:

BARNES & THORNBURG LLP

Attention: [***]

email: [***]

Telephone: [***]

(b)If to Lender:

HERCULES CAPITAL, INC.

Attention: [***]

email: [***]

Telephone: [***]

with a copy (which shall not constitute notice) to:

BARNES & THORNBURG LLP

Attention: [***]

email: [***]

Telephone: [***]

(c)If to any Loan Party:

c/o Mesoblast Ltd

Attention: [***]

email: [***]

Telephone: [***]

with a copy (which shall not constitute notice) to:

LATHAM & WATKINS LLP

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Attention: [***]

email: [***]

Telephone: [***]

or to such other address as each party may designate for itself by like notice.”

(f)Compliance Certificate. Exhibit F of the Loan and Security Agreement, the Compliance Certificate, is hereby amended and restated in its entirety with Annex A hereto.

(g)References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

Section 3.Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Fees and Expenses. The Loan Parties shall have paid (i) an amendment fee of Twenty-Five Thousand Dollars ($25,000) to Agent , (ii) all invoiced costs and expenses then due in accordance with Section 5(e), and (iii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

(b)This Amendment. Agent shall have received this Amendment, executed by Agent, each Lender, and the Loan Parties.

(c)Additional Condition.  Either (i) [***] or (ii) [***].

(d)Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

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(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.

Section 4. [***]

Section 5.Representations and Warranties. To induce Agent and Lender to enter into this Amendment, each Loan Party hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (b) that there has not been and there does not exist a Material Adverse Effect. For the purposes of this Section 5, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

Section 6.Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)Each Loan Party hereby expressly reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement, the English Security Documents, the Swiss Security Documents, the Pledge Agreement, the IP Security Agreement and any other Loan Document to which that Loan Party is a party and hereby expressly reaffirms that, with effect from (and including) the Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, including without limitation any Term Loan Advances funded on or after the Amendment Effective Date, as of the date hereof.

(iii)Each Loan Party hereby (x) consents to the execution and delivery of this Amendment and the consummation of the transactions described herein; (y) expressly ratifies and confirms that, with effect from (and including) the Amendment Effective Date, the guaranty set out in Section 12 of the Loan and Security Agreement and, solely with respect to Parent, the guarantee granted under clause 12 of the Australian law governed Security Trust Deed (collectively the “guaranty”) shall remain in full force and effect notwithstanding the amendments expressly referenced herein with respect to the Secured Obligations now or hereafter outstanding under the Loan and Security Agreement, as amended by this Amendment, and each other Loan

DMS 17711499.9

Document; and (z) expressly ratifies and confirms that the guaranty extends to all new obligations assumed by any Loan Party under the Loan Documents as amended by this Amendment, (including but not limited to any new obligations under the Loan and Security Agreement, as amended by this Amendment), subject only to the guaranty limitations set out in Section 12 of the amended and restated Loan and Security Agreement and, solely with respect to Parent, the guarantee limitations set out under clause 12 of the Australian law governed Security Trust Deed. Each Loan Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Secured Obligations to Agent and Lender or any other Secured Obligations, or any actions now or hereafter taken by Agent and Lender with respect to any Secured Obligations, such guaranty (i) is and shall continue to be a primary obligation of such Guarantor and such other Loan Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of Guarantor and such other Loan Party under such guaranty.

(iv)This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of any Loan Party’s Secured Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lender) security titles to or other liens on any Collateral for the Secured Obligations.

(b)Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each Loan Party, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation,

DMS 17711499.9

for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”). Each Loan Party understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Without limiting the generality of the foregoing, each Loan Party hereby waives the provisions of any statute or doctrine that prevents a general release from extending to claims unknown by the releasing party, including, without limitation, California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Loan Party acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims. Each Loan Party acknowledges that the Release constitutes a material inducement to Agent and Lender to enter into this Amendment and that Agent and Lender would not have done so but for Agent’s and Lender’s expectation that the Release is valid and enforceable in all events.

(d)No Reliance. The Loan Parties hereby acknowledge and confirm to Agent and Lender that the Loan Parties are executing this Amendment on the basis of their own investigation and for their own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)Costs and Expenses. The Loan Parties agree to pay to Agent as required under the Loan Agreement, after giving effect to this Amendment, the reasonable and documented out-of- pocket fees and expenses of Agent and Lender party hereto and the reasonable and documented out-of-pocket fees and disbursements of counsel to Agent and Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(f)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)Governing Law THIS AMENDMENT HAS BEEN NEGOTIATED AND DELIVERED TO AGENT AND LENDER IN THE STATE OF CALIFORNIA, AND SHALL HAVE BEEN ACCEPTED BY AGENT AND LENDER IN THE STATE OF CALIFORNIA. PAYMENT TO AGENT AND LENDER BY THE LOAN PARTIES OF THE SECURED OBLIGATIONS IS DUE IN THE STATE OF CALIFORNIA. THIS

DMS 17711499.9

AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(h)Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

DMS 17711499.9

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:

MESOBLAST UK LIMITED

By:
Name:	Silviu Itescu
Title:	Director

MESOBLAST, INC.

By:
Name:	Silviu Itescu
Title:	Sole Director

MESOBLAST INTERNATIONAL (UK) LIMITED

By:
Name:	Silviu Itescu
Title:	Director

MESOBLAST INTERNATIONAL SÀRL

Place and Date

By:
Name:	Silviu Itescu
Title:	Director

[Signature Page to Fourth Amendment to Loan and Security Agreement (Hercules/Mesoblast)]

GUARANTOR: Executed by Mesoblast Limited in accordance with Section 127 of the Corporations Act 2001 (Cth)

Signature of director	Signature of director/company secretary (Please delete as applicable)
Silviu Itescu	Charles Harrison
Name of director (print)	Name of director/company secretary (print)

[Signature Page to Fourth Amendment to Loan and Security Agreement (Hercules/Mesoblast)]

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:
Print Name:	Jennifer Choe
Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:
Print Name:	Jennifer Choe
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2018-1

Signature:
Print Name:	Jennifer Choe
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:
Print Name:	Jennifer Choe
Title:	Associate General Counsel

HERCULES FUNDING IV LLC

Signature:
Print Name:	Jennifer Choe
Title:	Associate General Counsel

[Signature Page to Fourth Amendment to Loan and Security Agreement (Hercules/Mesoblast)]

ANNEX A

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated as of March 6, 2018 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for Lender (the “Agent”) and [insert name of main borrower] (the “Company”) as Borrower and each other Borrower and Guarantor party thereto. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, except as set forth below, (i) each Loan Party is in compliance for the period ending ___________ of all covenants, conditions and terms and (ii) hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date. The undersigned further certifies the attached financial statements are prepared in accordance with GAAP or IFRS, as applicable (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

Exceptions:

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Monthly reporting	Monthly within 30 days

Interim Financial Statements	Quarterly within 60 days

Audited Financial Statements	FYE within 90 days

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ACCOUNTS

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Loan Party or Subsidiary, as applicable.

Have any depository or securities accounts been opened since the last Compliance Certificate? YES/NO

Cash Management (7.12(b)):

(A) Cash held by Mesoblast USA in accounts in the United States subject to an Account Control Agreement in favor of Agent:  $____________

(B) outstanding Secured Obligations: $___________ multiplied by 1.20 = $___________

(C) accounts payable older than 90 days of invoice date and unpaid =  $________

(D) all Cash (excluding amounts held in Excluded Accounts) of Parent and its consolidated subsidiaries $__________ multiplied by 0.75 = %______________

Is (A) greater than or equal to either (B) plus (C) or (D)?

___Yes (in compliance); ___ No (not in compliance)

Are the Loan Parties in compliance with Section 7.12 based on the below disclosed depository accounts and securities accounts? YES/NO

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
LOAN PARTY Name/Address:
1
2
3
4
5
6
7

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LOAN PARTY/ SUBSIDIARY Name/Address
1
2
3
4
5
6
7

Minimum Cash (7.14) **

(a)The amount of Unrestricted Cash as of the date hereof: $_____________

(b)The amount of the Loan Parties’ accounts payable under GAAP or IFRS not paid after the 120th day following the invoice date for such accounts payable: $_____________

(c)Clause (a) minus clause (b) is: $_____________

(d)Prior 4 months (reported as of the end of a calendar month) of Net Operating Cash Burn:
$_____________***

(e)Prior 4 months (reported as of the end of a calendar month) of Net Investing Cash Burn:
$_____________****

(f)Clause (d) plus clause (e) is: $_____________

(g)Sum of extraordinary, non-recurring, not regularly scheduled or onetime proceeds and amounts (including but not limited to upfront or milestone proceeds) from business development transactions permitted under this Agreement $_____________

(h)Clause (f) minus clause (g) is: $_____________

Is the amount reported in clause (c) equal to or greater than the amount reported in clause (h)?

__ Yes; __ No

If No: not in compliance.

**Upon achievement of Performance Milestone X, Section 7.14 shall no longer apply.

***Upon achievement of Performance Milestone VIII, clause (d) to be replaced with the following: “(d) Prior 3 months (reported as of the end of a calendar month) of Net Operating Cash Burn: $_____________”

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****Upon achievement of Performance Milestone VIII, clause (e) to be replaced with the following: “(e) Prior 3 months (reported as of the end of a calendar month) of Net Investing Cash Burn: $_____________”

INSURANCE

Have the Loan Parties amended or entered into any new insurance policies? YES/NO

Very Truly Yours,
[SIG BLOCK TO BE ADDED]

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